UNITED STATES
              SECURITIES AND EXCHANGE COMMISSION

                    Washington, D.C. 20549


                           FORM 8-K


                        CURRENT REPORT

              PURSUANT TO SECTION 13 OR 15(d) OF
            THE SECURITIES AND EXCHANGE ACT OF 1934


Date of Report (Date of Earliest Event Reported)  December 30,2003


       AEI INCOME & GROWTH FUND XXI LIMITED PARTNERSHIP
    (Exact Name of Registrant as Specified in its Charter)

                      State of Minnesota
(State or other Jurisdiction of Incorporation or Organization)




           0-29274                      41-1789725
   (Commission File Number)          (I.R.S. Employer
                                   Identification No.)


  30 East 7th Street, Suite 1300, St. Paul, Minnesota  55101
           (Address of Principal Executive Offices)


                         (651) 227-7333
     (Registrant's telephone number, including area code)


 (Former name or former address, if changed since last report)


Item 2.   Acquisition or Disposition of Assets.

       On December 30, 2003, the Partnership purchased a Johnny Carino's restaurant in Laredo, Texas from GE Capital Franchise Finance Corporation. The total cash purchase price of the land and building was approximately $2,537,000. GE Capital Franchise Finance Corporation is not affiliated with the Partnership.

       The cash, used in purchasing the property, was from the proceeds of sale of properties.

Item 7. Financial Statements and Exhibits.

        (a)  Financial statements of businesses acquired - Not
             Applicable.

        (b) On December 30, 2003, the Partnership purchased the property for $2,537,000. The property was acquired with cash which was provided from proceeds of sale of properties. A limited number of proforma adjustments are required to illustrate the effects of the transaction on the balance sheet and income statement. The following narrative description is furnished in lieu of the proforma statements:

             Assuming the Partnership had acquired the property on January 1, 2002, the Partnership's Investments in Real Estate would have increased by $2,537,000 and its Current Assets (cash) would have decreased by $2,537,000.

             The Rental Income for the Partnership would have increased from $1,591,244 to $1,806,890 for the year ended December 31, 2002 and from $1,078,111 to $1,239,846 for the nine months ended September 30, 2003 if the Partnership had owned the property during the periods.

             Depreciation  Expense  would  have  increased   by
             $56,261  and  $42,196 for the year ended  December
             31, 2002 and the nine months ended September 30, 2003, respectively.

             The net effect of these proforma adjustments would have caused Net Income to increase from $2,469,538 to $2,628,923 and from $1,768,415 to
             $1,887,954, which would have resulted in Net Income of $112.28 and $81.18 per Limited Partnership Unit outstanding for the year ended December 31, 2002 and the nine months ended September 30, 2003, respectively.

         (c) Exhibits

               Exhibit 10.1 - Assignment of Agreement  of  Sale
                              and First Amendment to  Agreement
                              of Sale dated  December  23, 2003
                              between the  Partnership and  AEI
                              Fund Management, Inc. relating to
                              the  Property  at  7603 San Dario
                              Avenue, Laredo, Texas.

               Exhibit 10.2 - Net Lease Agreement dated December
                              30, 2003  between the  Partnership
                              and Kona  Restaurant  Group,  Inc.
                              relating to the Property  at  7603
                              San  Dario Avenue, Laredo, Texas.


                          SIGNATURES

      Pursuant  to the requirements of the Securities  Exchange
Act  of 1934, the registrant has duly caused this report to  be
signed   on  its  behalf  by  the  undersigned  hereunto   duly
authorized.

                              AEI INCOME & GROWTH FUND XXI
                              LIMITED PARTNERSHIP

                              By: AEI Fund Management XXI, Inc.
                                 Its:  Managing General Partner


Date:  January 2, 2004          /s/ Patrick W Keene
                              By:   Patrick W. Keene
                                 Its:  Chief Financial Officer